Granite Point Mortgage Trust Inc. Reports
Second Quarter 2023 Financial Results
and Post Quarter-End Update

NEW YORK, August 8, 2023 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ending June 30, 2023, and provided an update on its activities subsequent to quarter-end. A presentation containing second quarter 2023 financial results can be viewed at www.gpmtreit.com.

"GPMT had another strong operating quarter as our Pre-loss Distributable Earnings of $0.20 per share again covered our common stock dividend, despite our maintaining leverage levels considerably below our longer-term targets. We remain focused on protecting both sides of the balance sheet and emphasizing liquidity as we navigate this continuing uncertain environment," said Jack Taylor, President, CEO and Director of Granite Point Mortgage Trust Inc.

Second Quarter 2023 Activity
•GAAP net income(1) of $1.4 million, or $0.03 per basic share, inclusive of a $(5.8) million, or $(0.11) per basic share, provision for credit losses.
•Distributable Earnings(2) of $6.0 million, or $0.12 per basic share, inclusive of a write-off of $(4.2) million, or $(0.08) per basic share, related to REO transfer. Pre-loss Distributable Earnings of $10.2 million, or $0.20 per basic share.
•Book value of $13.93 per common share, inclusive of $(2.61) per common share total CECL reserve.
•Declared and paid a cash dividend of $0.20 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Funded $17.5 million in prior loan commitments and $0.5 million in protective advances.
•Realized $206.2 million of total UPB in loan repayments, principal paydowns and amortization.
•Portfolio of $3.3 billion in total commitments comprised of over 99% senior loans and 98% floating rate with a weighted average stabilized LTV of 62.9%(3) and a realized loan portfolio yield of 8.2%(4).
•Weighted average portfolio risk rating of 2.7 at June 30, 2023.
•Total CECL reserve of approx. $134.6 million, or 4.1% of total portfolio commitments, inclusive of $62.3 million of specific CECL reserves allocated to four collateral-dependent loans.
•Acquired 100% ownership in an approx. 256,000 sq.ft. office property in Phoenix, AZ pursuant to a negotiated deed-in-lieu of foreclosure and recognized a write-off of approx. $(4.2) million, which had been previously reserved for through the allowance for credit losses. The $28.2 million loan previously collateralized by the property was on nonaccrual status and had a risk rating of "5".
•Extended the maturities of the Morgan Stanley and the Goldman Sachs financing facilities to June 2024 and July 2024, respectively.
•Ended the quarter with over $235 million in cash on hand and a total leverage ratio of 2.3x.

Post Quarter-End Update
•So far in Q3 2023, funded $9.7 million on existing loan commitments and received $22.6 million in loan payoffs.
•Extended the maturity of the J.P. Morgan financing facility to July 2025.
•As of August 7th, carried over $225 million in unrestricted cash.

(1)Represents Net Income Attributable to Common Stockholders.
(2)Please see page 5 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Portfolio yield includes nonaccrual loans.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 9, 2023, at 11:00 a.m. ET to discuss second quarter 2023 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the News & Events link. For those unable to attend, a telephone playback will be available beginning August 9, 2023, at 12:00 p.m. ET through August 16, 2022, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13740023. The call will also be archived on the Company’s website in the Investor Relations section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 5 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2023	December 31, 2022
ASSETS	(unaudited)
Loans held-for-investment	$3,096,500	$3,350,150
Allowance for credit losses	(130,412)	(82,335)
Loans held-for-investment, net	2,966,088	3,267,815
Cash and cash equivalents	235,840	133,132
Restricted cash	41,010	7,033
Real estate owned, net	18,158	—
Accrued interest receivable	13,197	13,413
Other assets	36,563	32,708
Total Assets (1)	$3,310,856	$3,454,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$1,072,132	$1,015,566
Securitized debt obligations	999,781	1,138,749
Asset-specific financings	45,823	44,913
Secured credit facility	100,000	100,000
Convertible senior notes	131,366	130,918
Dividends payable	14,336	14,318
Other liabilities	22,971	24,967
Total Liabilities (1)	2,386,409	2,469,431
Commitments and Contingencies
10.00% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized	—	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 51,570,703 and 52,350,989 shares issued and outstanding, respectively	516	524
Additional paid-in capital	1,200,580	1,202,315
Cumulative earnings	101,905	130,693
Cumulative distributions to stockholders	(378,761)	(350,069)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	924,322	983,545
Non-controlling interests	125	125
Total Equity	$924,447	$983,670
Total Liabilities and Stockholders’ Equity	$3,310,856	$3,454,101

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$66,217	$49,056	$131,508	$96,354
Cash and cash equivalents	2,609	223	4,037	246
Total interest income	68,826	49,279	135,545	96,600
Interest expense:
Repurchase facilities	22,872	10,380	42,644	15,388
Secured credit facility	3,075	—	6,004	—
Securitized debt obligations	17,888	10,844	35,939	20,576
Convertible senior notes	2,332	4,572	4,643	9,118
Term financing facility	—	340	—	1,713
Asset-specific financings	819	322	1,562	604
Senior secured term loan facilities	—	886	—	3,754
Total interest expense	46,986	27,344	90,792	51,153
Net interest income	21,840	21,935	44,753	45,447
Other (loss) income:
Revenue from real estate owned operations	462	—	462	—
Provision for credit losses	(5,818)	(13,627)	(52,228)	(17,315)
Gain (loss) on extinguishment of debt	—	(13,032)	238	(18,823)
Fee income	—	461	—	954
Total other (loss) income	(5,356)	(26,198)	(51,528)	(35,184)
Expenses:
Compensation and benefits	6,209	5,770	12,121	11,586
Servicing expenses	1,320	1,500	2,698	2,961
Expenses from real estate owned operations	1,664	—	1,664	—
Other operating expenses	2,180	2,185	5,451	4,799
Total expenses	11,373	9,455	21,934	19,346
Income (loss) before income taxes	5,111	(13,718)	(28,709)	(9,083)
Provision for (benefit from) income taxes	70	13	79	12
Net income (loss)	5,041	(13,731)	(28,788)	(9,095)
Dividends on preferred stock	3,625	3,625	7,250	7,250
Net income (loss) attributable to common stockholders	$1,416	$(17,356)	$(36,038)	$(16,345)
Basic earnings (loss) per weighted average common share	$0.03	$(0.32)	$(0.69)	$(0.30)
Diluted earnings (loss) per weighted average common share	$0.03	$(0.32)	$(0.69)	$(0.30)
Weighted average number of shares of common stock outstanding:
Basic	51,538,309	53,512,005	51,921,217	53,683,575
Diluted	51,619,072	53,512,005	51,921,217	53,683,575

Net income (loss) attributable to common stockholders	$1,416	$(17,356)	$(36,038)	$(16,345)
Comprehensive income (loss)	$1,416	$(17,356)	$(36,038)	$(16,345)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended June 30, 2023
(unaudited)
Reconciliation of GAAP net income to Distributable Earnings(1):

GAAP net income	$1,416
Adjustments for non-distributable earnings:
Provision for (benefit from) credit losses	5,818
Non-cash equity compensation	2,386
Depreciation and Amortization on Real Estate Owned	562
Distributable Earnings(1) Pre-loss and Write-off	$10,182
Loan Write-off	4,200
Distributable Earnings(1)	$5,982
Basic weighted average shares outstanding	51,538,309
Distributable Earnings(1) Pre-loss and Write-off per basic common share	$0.20
Distributable Earnings(1) per basic common share	$0.12
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2022, and for all subsequent reporting periods ending on or after December 31, 2022, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to overtime serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings is considered a key indicator of our ability to generate sufficient income to pay our common dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall run-rate operating performance of our business.
We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended June 30, 2023, we recorded provision for credit losses of $(5.8) million, which has been excluded from Distributable Earnings, consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. During the three months ended June 30, 2023, we recorded $0.6 million in depreciation and amortization on real estate owned and related intangibles, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above.

Distributable Earnings does not represent net income or cash flow from operating activities and should not be considered as an alternative to GAAP net income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.